Exhibit 10.13

Initial Grant

MONSTER WORLDWIDE, INC.
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made, effective as of ____________ (the “Grant Date”), by and between MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), and ___________________________ (the “Non-Employee Director”).
W I T N E S S E T H:
WHEREAS, the Board Committee desires to award to the Non-Employee Director, pursuant to the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”), Restricted Stock Units (“RSUs”) upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Grant of RSUs. Subject to the terms and conditions of this Agreement and the Plan, the Non-Employee Director is awarded _______________ RSUs. The RSUs shall vest and payment in respect of such RSUs shall be made, if at all, in accordance with Section 2 hereof.
2.    Vesting.
(a)    The RSUs granted to the Non-Employee Director shall vest and payment in respect of such number of RSUs shall be made in accordance with Section 2(e) as to the percentage of the RSUs indicated on the dates specified below (each an “RSU Vesting Date”), provided that the Non-Employee Director has remained in the continuous service as a member of the Company’s Board from the Grant Date through and including each applicable RSU Vesting Date, except as provided in Sections 2(b) and 2(c):

Date	Incremental Percentage of Award Becoming Vested
Grant Date	50%
First Anniversary of the Grant Date	50%
Any fractional RSUs resulting from the strict application of the incremental percentages set forth above will be disregarded and the actual number of RSUs becoming vested on any specific RSU Vesting Date will cover only the full number of RSUs determined by applying the relevant incremental percentage.
(b)    In the event that during the period of the Non-Employee Director’s service on the Board after the Grant Date:

Initial Grant

(i)	the Non-Employee Director dies, or

(ii)	the Non-Employee Director incurs a disability (as determined by the Board Committee),
(such events are collectively referred to as “Acceleration Events”), then all outstanding unvested RSUs shall immediately vest and be payable as of the date of the applicable Acceleration Event, subject to Section 2(d) below.
(c)    In the event that during the period of the Non-Employee Director’s service on the Board after the Grant Date a Change in Control shall occur, then all outstanding unvested RSUs that have not been forfeited prior to the date of such Change in Control shall vest and be payable on the date of such Change in Control.
(d)    In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Sections 2(a), 2(b) or 2(c) above is not a Business Day (as defined below), the vesting shall automatically be delayed until the first Business Day following that calendar date. “Business Day” means a date on which commercial banks in New York, New York are open for general business.
(e)    On or as soon as reasonably practicable following the applicable RSU Vesting Date, the Company shall issue to the Non-Employee Director one share of Common Stock with respect to each whole RSU that vests on such date, subject to Sections 3 and 6 below. Upon the issuance of such shares, all obligations of the Company with respect to each such RSU shall be deemed satisfied in full.
3.    Certain Changes; Rights as a Stockholder. The number and class of shares of Common Stock or other securities which are distributable to the Non-Employee Director with respect to any RSU covered by this Agreement shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, spin-off, split-off, split-up, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation, or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock, in each case as determined by the Board Committee. The Non-Employee Director shall not have any rights to cash dividends, voting rights or other rights of a stockholder with respect to the RSUs covered by this Agreement until the Company issues Common Stock to the Non-Employee Director in accordance with Section 2(e).
4.    No Right to Continue as a Non-Employee Director. Nothing in this Agreement shall give the Non-Employee Director any right to continue as a member of the Board.
5.    Plan Provisions. The provisions of the Plan shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions hereof, the provisions of the Plan shall govern. The Non-Employee Director acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

Initial Grant

6.    Withholding. Prior to any applicable RSU Vesting Date hereunder, the Company and the Non-Employee Director may make mutually acceptable arrangements for the Company to withhold shares of Common Stock (on and valued as of the RSU Vesting Date) and remit the corresponding amount of cash to the appropriate taxing authorities in connection with federal, state or other tax obligations of the Non-Employee Director.
7.    Binding Effect; Headings; Status. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Non-Employee Director and their respective successors and permitted assigns. The subject headings of Sections are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement. The Non-Employee Director’s rights under this Agreement, including, without limitation, rights to RSUs, shall at all times that such rights exist represent a general obligation of the Company. The Non-Employee Director shall be a general creditor of the Company with respect thereto and shall not have a secured or preferred position with respect thereto. Nothing in this Agreement or the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.
8.    Non-Assignability, Etc. The Non-Employee Director’s rights under this Agreement, including, without limitation, rights to RSUs, are not assignable or transferable except upon the Non-Employee Director’s death to a beneficiary designated by the Non-Employee Director in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Non-Employee Director, pursuant to the Non-Employee Director’s will and/or by the laws of descent and distribution. Any and all such rights shall not be subject to anticipation, alienation, sale, transfer, encumbrance except as otherwise expressly permitted herein. This Agreement will bind and inure to the benefit of and be enforceable by the Non-Employee Director, the Company, the Company’s successors and assigns and the Non-Employee Director’s estate, heirs and legal representatives (as applicable).
9.    Securities Laws; Insider Trading. The Board Committee may from time to time impose any conditions on the RSUs and shares of Common Stock as it deems necessary or advisable to ensure that the Plan, this Agreement and the issuance and resale of any securities comply with all applicable securities laws, including without limitation the Securities Act and Rule 16b-3 under the Exchange Act. Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Non-Employee Director hereunder contain a restrictive legend in such form and substance as may be determined by the Board Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Non-Employee Director understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.

Initial Grant

10.    General. This Agreement shall be deemed to be an Award Agreement as defined in the Plan. This Agreement constitutes the entire understanding of the legal obligations between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter. The Non-Employee Director has not relied on any representation not set forth in this Agreement.
11.    Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, without regard to the choice of law principles of any forum. All actions or proceedings arising under or related to this Agreement must be exclusively brought in the state or federal courts serving New York County, New York. Each party, to the fullest extent permitted by applicable law, hereby (i) irrevocably accepts and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom), generally and unconditionally, with respect to any such action, suit or proceeding, and (ii) waives any objection which he/she/it may now or hereafter have based on personal jurisdiction or to the laying of venue of any such action, suit or proceeding therein and agrees not to plead or claim that such action, suit or proceeding has been brought in an inconvenient forum.
12.    Severability. If any provision of this Agreement as applied to any other provision of this Agreement or to any circumstance is adjudged by a court to be invalid or unenforceable, that provision will in no way affect any other provision of this Agreement, the application of that provision under any other circumstance, or the validity or enforceability of this Agreement.
13.    Amendment and Waiver. This Agreement may be unilaterally amended by the Company without the Non-Employee Director’s consent as provided in the Plan. Except as provided in the immediately preceding sentence, this Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Board Committee) and the Non-Employee Director.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

MONSTER WORLDWIDE, INC.

By:

Agreed and acknowledged as of the date first above written:

____________________________

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